Exhibit 10.2

First Amendment to

AMENDED AND RESTATED Employment Agreement

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “First Amendment”) is made and entered into as of this 1st day of February, 2016, by and between Learning Tree International, Inc., a Delaware corporation (the “Company”), and Max Shevitz (the “Employee”).

A.     The Company and the Employee entered into an Amended and Restated Employment Agreement, dated in December 2013 (the “Employment Agreement”).

B.     The Company and the Employee desire to amend the Employment Agreement to (i) reduce the Employee’s annual base salary and modify the Employee’s work schedule as described in Section 2 of the Employment Agreement and (ii) update the Company’s address for receipt of notices thereunder.

C.     Section 18 of the Employment Agreement provides that an instrument signed by the Company and the Employee is necessary to amend the Employment Agreement.

NOW, THEREFORE, the Company and the Employee hereby agree:

1.     Section 2 of the Employment Agreement is hereby amended in its entirety as follows:

2. PAYMENT. As full compensation for the services rendered by Employee hereunder, the Company agrees to pay Employee the sum of $20,000.00/Month, payable in accordance with the Company’s payroll practices from time to time semi-monthly, subject to withholding and deductions in accordance with all applicable laws.

a. Said compensation is paid for (i) Employee’s advice and availability as advisor to the Company; (ii) 60% of full-time services, or at least 000024 hours of services per week, which shall be completed by working full days on Monday, Tuesday and Friday of each week, or such other days and time as the parties shall mutually agree; and (iii) the covenants described below. Employee shall perform his services at the Company’s headquarters in Herndon, Virginia or at the Company’s offices in Rockville, Maryland or such other location as directed by the Company’s Chief Executive Officer. In connection with providing the services to the Company, Employee shall not be eligible for (a) Company bonus or other incentive compensation or (b) paid-time off (PTO) accrual. Employee is no longer eligible to participate in the Company’s medical, dental, life insurance and accidental death and dismemberment benefits during the term of this Agreement due to the reduction in work hours. Employee will, however, continue to be eligible for participation in the Company’s 401(k) plan in accordance with the applicable plan terms and eligible for compensation on holidays in accordance with Company policy to the extent his scheduled work day falls on such holiday.

b. The Employee Manual, as amended from time to time by the Company and delivered to Employee, is an integral part of this employment relationship, but does not form a contract or contract based rights, nor does it serve to alter the at will nature of Employee’s employment. Employee’s initials affixed below signify Employee’s understanding that it is Employee’s responsibility to read the Employee Manual, and to comply fully with the terms set forth therein.to the Fee as determined in the discretion of the Company’s Board of Directors.

            /s/ MS

(Employee’s Initials)

2.     Section 16 of the Employment Agreement is hereby amended to replace the address for the Company with the following address:

LEARNING TREE INTERNATIONAL, INC.

13650 Dulles Technology Drive, Suite 400

Herndon, Virginia 20171

3.     Except as modified by this First Amendment, all terms of the Employment Agreement shall remain in full force and effect without modification.

4.     This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile signature.

5.     Capitalized terms not otherwise defined herein have the respective meanings ascribed to them in the Employment Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of the day first above written.

COMPANY		EMPLOYEE

LEARNING TREE INTERNATIONAL, INC.

By:	/s/ Richard A. Spires	By:	/s/ Max Shevitz
	Name: Richard A. Spires		Name: Max Shevitz
	Title: Chief Executive Officer		Title: President

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